CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated April 27, 2011 relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Report to Shareholders of Nuveen Multistate Trust II, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading “Service Providers” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

August 24, 2011